Exhibit 99.2

Skout, Inc. and Subsidiary

Condensed Consolidated Financial Statements

September 30, 2016 and December 31, 2015

SKOUT, INC. AND SUBSIDIARY

SKOUT, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited) September 30, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,857,438	$4,162,024
Accounts receivable, net	4,031,219	4,565,628
Prepaid expenses and other current assets	404,557	472,939
Total current assets	7,293,214	9,200,591
Restricted cash	393,261	411,408
Property and equipment, net	398,954	753,953
Deferred tax asset	18,757	24,786
TOTAL ASSETS	$8,104,186	$10,390,738

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,077,037	$1,471,077
Accrued expenses and other current liabilities	66,320	1,155,982
Deferred revenue	96,310	96,835
Deferred rent	55,740	44,288
Total current liabilities	1,295,407	2,768,182

Deferred rent, net of current portion	-	42,441
TOTAL LIABILITIES	$1,295,407	$2,810,623

STOCKHOLDERS' EQUITY:

Convertible preferred stock series 1, no par value; 1,666,662 shares authorized, issued and outstanding (aggregate liquidation preference of $999,997)	$999,997	$999,997
Convertible preferred stock series 2, no par value; 2,566,154 shares authorized, issued and outstanding (aggregate liquidation preference of $1,641,828)	1,641,828	1,641,828
Convertible preferred stock series A, no par value; 9,542,785 shares authorized, issued and outstanding (aggregate liquidation preference of $22,749,999)	22,749,999	22,749,999
Common stock, no par value; 31,000,000 shares authorized; 11,101,352 and 11,075,311 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	1,608,098	1,587,786
Stockholders' loans receivable	(2,924,997)	(2,901,026)
Additional paid-in-capital	2,119,682	1,974,525
Accumulated deficit	(19,386,159)	(18,449,853)
Accumulated other comprehensive gain (loss)	331	(23,141)
Total stockholders' equity	6,808,779	7,580,115
Total liabilities and stockholders' equity	$8,104,186	$10,390,738

See notes to condensed consolidated financial statements.

SKOUT, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

  (UNAUDITED)

	For the Nine Months Ended September 30,
	2016	2015
Net revenue	$19,519,838	$16,305,991

Operating Costs and Expenses:
Sales and marketing	6,568,688	8,813,436
Product development and content	1,869,926	2,160,049
General and administrative	6,968,083	7,013,829
Depreciation and amortization	386,249	383,086
Acquisition and restructuring costs	4,746,932	-
Total Operating Costs and Expenses	20,539,878	18,370,400

Loss from Operations	(1,020,040)	(2,064,409)

Other Income (Expense):
Interest income	25,663	23,658
Foreign exchange gain (loss)	8,117	(15,482)
Other, net	83,141	633
Total Other, net	116,921	8,809

Loss before Provision for Income Taxes	(903,119)	(2,055,600)
Provision for income taxes	(33,187)	(55,608)
Net Loss	$(936,306)	$(2,111,208)

Other comprehensive loss:
Net loss	$(936,306)	$(2,111,208)
Foreign currency translation adjustment	23,472	(8,996)
Comprehensive loss	$(912,834)	$(2,120,204)

See notes to condensed consolidated financial statements.

SKOUT, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

(UNAUDITED)

												Accumulated
	Capital Stock								Stockholders'	Additional		Other
	Preferred Series 1		Preferred Series 2		Preferred Series A		Common		Loans	Paid-In	Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Loss	Total

Balance, December 31, 2015	1,666,662	999,997	2,566,164	1,641,828	9,542,785	22,749,999	11,075,311	1,587,786	(2,901,026)	1,974,525	(18,449,853)	(23,141)	7,580,115

Share-based compensation	-	-	-	-	-	-	-	-	-	145,157	-	-	145,157

Exercise of stock options	-	-	-	-	-	-	26,041	20,312	-	-	-	-	20,312

Interest on stockholders' loans receivable	-	-	-	-	-	-	-	-	(23,971)	-	-	-	(23,971)

Net loss	-	-	-	-	-	-	-	-	-	-	(936,306)	-	(936,306)

Other comprehensive loss	-	-	-	-	-	-	-	-	-	-	-	23,472	23,472

Balance, September 30, 2016	1,666,662	$999,997	2,566,164	$1,641,828	9,542,785	$22,749,999	11,101,352	$1,608,098	$(2,924,997)	$2,119,682	$(19,386,159)	$331	$6,808,779

See notes to condensed consolidated financial statements.

SKOUT, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
	2016	2015

Cash Flows from Operating Activities
Net loss	$(936,306)	(2,111,208)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	386,248	512,438
Share-based compensation	145,157	171,011
Gain on disposal of property and equipment	(973)	-
Deferred income taxes	8,130	-
Interest income on stockholders' loans receivables	(23,971)	(22,142)
Changes in assets and liabilities:
Accounts receivable	534,408	543,544
Prepaid expenses and other current assets	76,391	32,196
Accounts payable	(422,176)	42,599
Accrued expenses and other current liabilities	(1,056,178)	87,315
Deferred revenue	5,900	(87,735)
Deferred rent	(30,990)	(19,538)

Net cash used in operating activities	(1,314,360)	(851,520)

Cash Flows from Investing Activities
Increase in restricted cash	18,147	65,000
Proceeds from sale of property and equipment	11,243	-
Purchase of property and equipment	(40,670)	(167,859)

Net cash used in investing activities	(11,280)	(102,859)

Cash Flows from Financing Activities
Proceeds from exercise of stock options	20,312	29,943

Net cash provided by financing activities	20,312	29,943

Effect of Exchange Rate Changes on Cash	742	(2,030)

Net decrease in cash	(1,304,586)	(926,466)

Cash and Cash Equivalents, Beginning	4,162,024	5,175,087

Cash and Cash Equivalents, Ending	$2,857,438	$4,248,621

Supplementary Cash Flow Information

Cash paid for foreign income taxes	$3,135	$1,720

See notes to condensed consolidated financial statements.

1.	Description of Business, Basis of Presentation and Summary of Significant Accounting Policies

Skout, Inc. (the “Company”) is a location-based social network for meeting new people both on the web and on mobile platforms, including on iPhone, Android, iPad and other tablets that facilitate interactions among users and encourages users to connect with each other. The Company monetizes through advertising, in-app purchases, and paid subscriptions. The Company provides users with access to an expansive, multilingual menu of resources that promote social interaction, information sharing and other topics of interest. The Company offers online marketing capabilities, which enable marketers to display their advertisements in different formats and in different locations. The Company works with its advertisers to maximize the effectiveness of their campaigns by optimizing advertisement formats and placement.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of Skout, Inc. and its wholly owned subsidiary, Skout Chile (“Chile”). All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. The Company earns revenue from the display of advertisements on its website and mobile apps, primarily based on cost per thousand model. The Company recognizes revenue in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification (“ASC”) 605, Revenue Recognition, and ASC 605-45 Principal Agent Considerations. Revenue from internet advertising on the Company’s website and mobile apps are generally recognized on a net basis, since the majority of its advertising revenues come from advertising agencies. The guidance provides indicators for determining whether “gross” or “net” presentation is appropriate. While all indicators should be considered, the Company believes that whether they acted as a primary obligor in its agreements with advertising agencies is the strongest indicator of whether gross or net revenue reporting is appropriate.

The Company recognizes revenue net of amounts retained by third party entities, pursuant to revenue sharing agreements with advertising networks for advertising. The Company weighs the merits of two key factors: (1) the Company performed a service for a fee, similar to an agent or a broker and (2) the Company was involved in the determination of product or service specifications. The Company focused on the substance of the agreements and determined that net presentation was representationally faithful to the substance, as well as the form, of the agreements. The form of the agreements was that the Company provided services in exchange for a fee. In addition, the Company has no latitude in establishing price, and the advertising agencies were solely responsible for determining pricing with third party advertisers. The Company determined only the fee for providing the services to advertising agencies.

When the Company works directly with an advertiser, revenue from these arrangements is recognized on a gross basis. The Company is the primary obligor in arrangements made with direct advertisers, as there is no third party facilitating or managing the sales process. The Company is solely responsible for determining price, product or service specifications, and which advertisers to use. The Company assumes all credit risk in the sales arrangements made with direct advertisers.

During the nine months ended September 30, 2016 and 2015, the Company’s revenue was generated from two principal sources: revenue earned from the sales of advertising on the Company’s website and mobile applications and in-app products, including subscriptions and the sale of credits to purchase the Company’s virtual products.

Advertising Revenue

Approximately 87% of the Company’s revenue came from advertising during each of the nine months ended September 30, 2016 and 2015.

In-App Purchases Revenue and Deferred Revenue

Approximately 12% of the Company’s revenue came from in-app purchases and subscriptions during each of the nine months ended September 30, 2016 and 2015.

The Company's in-app products are not transferable, cannot be sold or exchanged outside the Company’s platform, are not redeemable for any sum of money, and can only be used for virtual products sold on the Company' platform. In-app products are recorded in deferred revenue when purchased and recognized as revenue when: (i) the credits are used by the customer; or (ii) the Company determines the likelihood of the credits being redeemed by the customer is remote and there is not a legal obligation to remit the unredeemed credits to the relevant jurisdiction. For subscription based products, the Company recognizes revenue over the term of the subscription.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash and cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. Cash equivalents consist of money market account balances of $2,036,584 and $2,236,263 at September 30, 2016 and December 31, 2015, respectively.

Restricted Cash and Letter of Credit

Restricted cash consists primarily of a certificate of deposit that is required as security for a letter of credit in connection with the lease of the Company’s U.S. facility. The amount available under the letter of credit was $393,260 and $400,660 at September 30, 2016 and December 31, 2015, respectively.

Accounts Receivable and Allowance for Doubtful Accounts

The Company extends credit on a non-collateralized basis to both United States and international customers. The Company extends credit to customers in the normal course of business and maintains an allowance for doubtful accounts resulting from the inability or unwillingness of customers to make required payments. Management determines the allowance for doubtful accounts by evaluating individual customer receivables and considering a customer's financial condition, credit history, and current economic conditions. The Company prepares an analysis of its ability to collect outstanding receivables that provides a basis for an allowance estimate for doubtful accounts.

Based on this evaluation, the Company maintains an allowance for doubtful accounts receivable and credits based on historical experience and other information available to management. Credits historically represent less than 1% of the related revenues. The fees associated with display advertising are often based on "impressions," which are created when the ad is viewed. The amount of impressions often differs between non-standardized tracking systems, resulting in credits on some payments. Differences between ad serving platforms with respect to impressions are primarily due to lag time between serving of advertising and other technical differences.

The Company has recorded an allowance for doubtful accounts receivable and credits of $-0- and $32,207 at September 30, 2016 and December 31, 2015, respectively.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. The cost of improvements that extend the life of property and equipment are capitalized. All ordinary repair and maintenance costs are expensed as incurred. When capitalized assets are retired or sold, the cost and related accumulated depreciation or amortization are removed from the accounts, with any gain or loss reflected in operations. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets as follows:

Years
Servers and computer equipment (in years)	3 to 5
Office furniture and equipment (in years)	5
Leasehold improvements	Lease term

Foreign Currency

The functional currency of Chile is the local currency. The financial statements of Chile are translated to U.S. dollars using period-end rates of exchange for assets and liabilities and average rates of exchange for revenues and expenses. Translation gains (losses) are recorded in accumulated other comprehensive loss as a component of stockholders' equity. Net gains and losses resulting from foreign exchange transactions are included in other income (expense).

Significant Customers and Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash equivalents and accounts receivable. The Company invests excess cash in high-quality, liquid money market instruments maintained by major U.S. banks and financial institutions. The Company has not experienced any losses on its cash equivalents.

The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company has no history of significant losses from uncollectible accounts. During the nine months ended September 30, 2016, three customers comprised approximately 58% of total revenue and, as of September 30, 2016, two customers comprised approximately 51% of total accounts receivable. During the nine months ended September 30, 2015, three customers comprised approximately 48% of total revenue.

The Company does not expect its current or future credit risk exposures to have a significant impact on its operations. However, there can be no assurance that the Company's business will not experience any adverse impact from credit risk in the future.

Deferred Rent

The Company recognizes escalating rent provisions on a straight-line basis over the lease term.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to FASB ASC 740, Income Taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense and benefit represents the change during the period in the deferred tax assets and liabilities. The components of the deferred tax assets and liabilities are individually classified as current or non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company follows accounting requirements associated with uncertainty in income taxes using the provisions of FASB ASC 740. Using that guidance, tax positions initially need to be recognized in the consolidated financial statements when it is more likely than not that the positions will be sustained upon examination by the taxing authorities. FASB ASC 740 also provides guidance for derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Product Development and Content Costs

Product development and content costs, including costs incurred in the classification and organization of listings within the Company’s website, salaries, benefits, and support for our offsite technology infrastructure, bandwidth and content delivery fees, and development and maintenance costs, are charged to expense as incurred.

Advertising and Promotion Costs

Advertising and promotion costs are expensed as incurred and were approximately $5,997,000 and $8,329,000 for the nine months ended September 30, 2016 and 2015, respectively.

Stock-Based Compensation

The fair value of share-based payments are estimated on the grant date using the Black-Scholes option pricing model, based on weighted-average assumptions. Expected volatility is based on historical volatility of the common stock of public companies that are similar to the Company. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. Compensation expense is recognized on a straight-line basis over the requisite service period of the award. The Company used the simplified method to determine the expected option term since the Company's stock option exercise experience does not provide a reasonable basis upon which to estimate the expected option term.

Comprehensive Loss

Comprehensive loss consists of foreign currency translation adjustments which are added to net loss to compute total comprehensive loss. A company is required to present, either on the face of the statement where net income (loss) is presented, in a separate statement of comprehensive income (loss) or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income (loss). There were no amounts reclassified out of accumulated other comprehensive income for the nine months ended September 30, 2016 and 2015.

Recent Issued Accounting Standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers. ASU 2014-09 supersedes the revenue recognition requirements of FASB ASC Topic 605, Revenue Recognition and most industry-specific guidance throughout the ASC, resulting in the creation of FASB ASC Topic 606, Revenue from Contracts with Customers. ASU 2014-09 requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. This ASU provides alternative methods of adoption. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, Deferral of the Effective Date. ASU 2015-14 defers the effective date of ASU 2014-09 to annual reporting periods beginning after December 15, 2017 and interim periods within those reporting periods beginning after that date, and permits early adoption of the standard, but not before the original effective date for fiscal years beginning after December 15, 2016. In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers, Principal versus Agent Considerations (Reporting Revenue Gross versus Net) clarifying the implementation guidance on principal versus agent considerations. Specifically, an entity is required to determine whether the nature of a promise is to provide the specified good or service itself (that is, the entity is a principal) or to arrange for the good or service to be provided to the customer by the other party (that is, the entity is an agent). The determination influences the timing and amount of revenue recognition. In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing clarifying the implementation guidance on identifying performance obligations and licensing. Specifically, the amendments reduce the cost and complexity of identifying promised goods or services and improves the guidance for determining whether promises are separately identifiable. The amendments also provide implementation guidance on determining whether an entity's promise to grant a license provides a customer with either a right to use the entity's intellectual property (which is satisfied at a point in time) or a right to access the entity's intellectual property (which is satisfied over time). The effective date and transition requirements for ASU 2016-08 and ASU 2016-10 are the same as the effective date and transition requirements for ASU 2014-09. In May, 2016 the FASB issued ASU No. 2016-12 Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, which clarifies guidance in certain narrow areas and adds a practical expedient for certain aspects of the guidance. The amendments do not change the core principle of the guidance in ASU 2014-09. The Company is currently assessing the potential impact of adopting ASU 2014-09, ASU 2016-08, ASU 2016-10 and ASU 2016-12 on its financial statements and related disclosures.

In July 2015, the FASB issued ASU 2015-14, which delayed the effective date of ASU 2014-09. As a result, this guidance will be effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the new guidance and has not determined the impact this standard may have on its consolidated financial statements nor decided upon the method of adoption.

In June 2014, the FASB issued ASU No. 2014-12, Compensation-Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. ASU 2014-12 requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. ASU 2014-12 is effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. The adoption of ASU 2014-12 had no material impact on the Company’s consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. ASU 2014-15 explicitly requires management to evaluate, at each annual or interim reporting period, whether there are conditions or events that exist which raise substantial doubt about an entity’s ability to continue as a going concern and to provide related disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and annual and interim periods thereafter, with early adoption permitted. The Company is currently evaluating the impact of adopting this new standard on its consolidated financial statement disclosures.

In April 2015, the FASB issued ASU 2015-03, Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The new standard requires debt issuance costs, related to a recognized debt liability, be presented in the balance sheet as a direct deduction from the carrying amount of the related debt liability instead of being presented as an asset. The update requires the guidance to be applied retrospectively. The update is effective for fiscal years beginning after December 15, 2015. The adoption of ASU 2015-03 had no material impact on the Company’s consolidated financial statements.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes, which will require entities to present all deferred tax assets (“DTAs”) and deferred tax liabilities (“DTLs”) as non-current on the balance sheet. This guidance is effective for public companies for annual periods, and interim periods within those annual periods, beginning after December 15, 2016. Early adoption is permitted, and entities may choose whether to adopt this update prospectively or retrospectively. On December 31, 2015, we elected to adopt ASU 2015-17 and changed our method of classifying DTAs and DTLs as either current or non-current to classifying all DTAs and DTLs as non-current, using a prospective method. Prior balance sheets were not retrospectively adjusted. The adoption did not have a material effect on the Company’s financial position.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2016-01 modifies how entities measure equity investments and present changes in the fair value of financial liabilities. Under the new guidance, entities will have to measure equity investments that do not result in consolidation and are not accounted under the equity method at fair value and recognize any changes in fair value in net income unless the investments qualify for the new practicality exception. A practicality exception will apply to those equity investments that do not have a readily determinable fair value and do not qualify for the practical expedient to estimate fair value under ASC 820, Fair Value Measurements, and as such these investments may be measured at cost. ASU 2016-01 will be effective for annual periods and interim periods within those annual periods beginning after December 15, 2017 and early adoption is not permitted. The adoption of ASU 2016-01 is not expected to have a material effect on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (ROU) model that requires a lessee to record an ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. ASU 2016-02 is effective for annual periods beginning after December 15, 2018, and annual and interim periods thereafter, with early adoption permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact that the adoption of this new standard will have on the consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation (Topic 718). The amendments of ASU No. 2016-09 were issued as part of the FASB's Simplification Initiative focused on improving areas of GAAP for which cost and complexity may be reduced while maintaining or improving the usefulness of information disclosed within the financial statements. The amendments focused on simplification specifically with regard to share-based payment transactions, including income tax consequences, classification of awards as equity or liabilities and classification on the statement of cash flows. The guidance in ASU No. 2016-09 is effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of this new standard will have on the consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The standard provides for a new impairment model which requires measurement and recognition of expected credit losses for most financial assets held. ASU No. 2016-13 is effective for public companies for annual periods, and interim periods within those annual periods, beginning after December 15, 2019. The Company is currently evaluating the impact that the adoption of this new standard will have on the consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, providing additional guidance on several cash flow classification issues, with the goal of the update to reduce the current and potential future diversity in practice. The amendments in this update are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company is currently evaluating the impact that the adoption of this new standard will have on the consolidated financial statements.

2.	Property and Equipment

Property and equipment consist of the following at:

	September 30, 2016	December 31, 2015

Servers and computer equipment	$1,341,837	$1,541,497
Office furniture and equipment	281,806	400,986
Leasehold improvements	242,753	242,753

	1,866,391	2,185,236

Less accumulated depreciation/amortization	(1,467,442)	(1,431,283)

Property and equipment, net	$398,954	$753,953

Depreciation and amortization expense was $386,248 and $512,438 for the nine months ended September 30, 2016 and 2015, respectively.

3.	Commitments and Contingencies

Operating Leases

The Company leases facilities in the U.S. and Chile under noncancelable operating leases that expire through September 2017. Total rent expense for the nine months ended September 30, 2016 and 2015 was $600,922 and $620,858, respectively.

The future minimum lease payments for the years subsequent to September 30, 2016 are as follows:

Years ending December 31:

Remaining in 2016	$252,281
2017	$618,938

Litigation

From time to time, the Company is party to certain legal proceedings that arise in the ordinary course and are incidental to its business. The Company’s business is operated online, which is subject to extensive regulation by federal and state governments.

There are no pending or threatened litigation or claims that are expected to have a material effect on the Company’s consolidated financial position, liquidity or results of operations in any future reporting periods.

4.	Stockholders’ Equity

Preferred Stock

The Company has the following series of convertible preferred stock authorized, issued and outstanding at September 30, 2016 and December 31, 2015.

Preferred Series 1         1,666,662 shares

Preferred Series 2         2,566,154 shares

Preferred Series A        9,542,785 shares

All preferred shares have equal voting rights with the holders of the Company’s common shares on a per share basis. Preferred shareholders are entitled to participate fully in any dividends declared by the Company’s Board of Directors, and receive preference in any such dividends declared. The shares carry no rights to dividends other than those declared by the Board of Directors. In the event of a liquidation event, as defined, the holders of the preferred shares have the right to convert their shares into common stock at an amount per share equal to the sum of the applicable original issue price plus declared but unpaid dividends on each share. The original issue price was $0.60 per share for Series 1, $1.3946 per share for Series 2 and $2.384 per share for Series A. There are no declared or unpaid dividends on any series of preferred shares at September 30, 2016 and December 31, 2015.

The preferred shares are not redeemable at the option of the holder; however, the holders of preferred shares have the right at any time after the date of issuance to convert their preferred shares into such number of fully paid and nonassessable shares of common stock as determined by dividing the applicable original issue price for each series by the applicable conversion price, as defined, for each series. Each preferred share shall automatically be converted into shares of common stock at the conversion rate upon the earlier of (i) the closing of a qualified public offering of the Company’s common stock for an aggregate price which is in excess of $50,000,000 or (ii) the date, or occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of preferred stock voting together as a single class and not as separate series, and on an as-converted basis. The conversion price for each series of preferred stock shall be the original purchase price applicable to each series subject to certain anti-dilution adjustments as defined.

Stockholders’ Loans Receivable

During 2011 and 2012, the Company made three loans each to the two founding stockholders. The loans bear interest at rates from 0.93% to 1.59%, are due between February 2016 and November 2017 and are secured by 8,433,247 shares of common stock owned by the two stockholders. The loans that were due in February 2016 have been informally extended. The outstanding balance, including accrued interest, of two of the loans was $2,924,997 and $2,901,026 at September 30, 2016 and December 31, 2015, respectively. These two loans are recorded as a component of stockholders’ equity. The outstanding balance, including accrued interest, of the third loan was $199,232 and $196,920 at September 30, 2016 and December 31, 2015, respectively, and is not recorded in the consolidated balance sheet as the loan was issued in connection with the exercise of stock options. The corresponding 2,280,000 shares securing the third loan are not recorded as issued or outstanding.

Stock-Based Compensation

Stock Option Plans

2011 Stock Plan

The Company’s 2011 Stock Plan (the “2011 Plan”) provides for the award of shares and for the grant of incentive stock options and nonstatutory stock options for the issuance of up to 4,858,101 shares of common stock with a maximum contractual term of ten years. As of September 30, 2016, there were 2,629,609 shares of common stock available for grant. A summary of stock option activity under the 2011 Plan during the nine months ended September 30, 2016 is as follows:

	Number of Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)

Options
Outstanding at December 31, 2015	2,201,455	$0.72
Exercised	(26,041)	$0.78
Forfeited or expired	(80,152)	$0.76

Outstanding at September 30, 2016	2,095,262	$0.72	6.6

Exercisable at September 30, 2016	1,751,791	$0.69	6.2

The fair value of each stock option is estimated on the date of grant using the Black-Scholes option pricing model. The Company did not issue any additional stock options during the nine months ended September 30, 2016.

2008 Equity Incentive Plan

The Company’s 2008 Equity Incentive Plan (the “2008 Plan”) provided for the grant of incentive stock options and nonstatutory stock options for the issuance of up to 4,191,198 shares of common stock with a maximum contractual term of ten years. As of September 30, 2016, there were 17,917 shares of common stock available for grant.

There were 783,627 options outstanding and exercisable at September 30, 2016 with a weighted average exercise price of $0.17. There was no activity in this plan in 2016 and the outstanding/exercisable options at September 30, 2016 had a weighted average remaining contractual life of 3.4 years.

Non-Plan Options

The Board of Directors approved the issuance of stock options outside of the 2008 and 2011 Plans.

There were 25,000 options outstanding and exercisable at September 30, 2016 with a weighted average exercise price of $0.67. There was no activity related to non-plan options in 2016 and the outstanding/exercisable options at September 30, 2016 had a weighted average remaining contractual life of 1.2 years.

Total compensation expense recognized for all plans for the nine months ended September 30, 2016 and 2015 was $145,157 and $171,011, respectively.

5.	Retirement Plan

The Company has a 401(k) plan (“the Plan”) for all eligible employees. Employees may contribute up to the maximum current amount allowable by Federal law. The Company may make discretionary contributions to the Plan. The Company did not make any discretionary contributions to the Plan for the nine months ended September 30, 2016 or 2015.

6.	Subsequent Events

On June 27, 2016, MeetMe, Inc., and its wholly-owned subsidiaries, MeetMe Sub I, Inc., a Delaware corporation, and MeetMe Sub II, LLC, a Delaware limited Liability Corporation, (together, “MeetMe”) entered into a Merger agreement with the Company, pursuant to which MeetMe agreed to acquire 100% of the issued and outstanding shares of common stock of the Company for total consideration of $30.98 million in cash and 5,222,017 shares of MeetMe common stock. The transaction closed October 3, 2016. The Company incurred $4,746,932 of acquisition related expenses which were expensed as incurred during the nine months ended September 30, 2016.